UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2015

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On January 26, 2015, in accordance with the Bylaws of InsPro Technologies Corporation (the “Company”), the board of directors of the Company (the “Board”) appointed Mr. Donald Caldwell (68) to be the chief executive officer of the Company (the “CEO”) and of InsPro Technologies, LLC. Mr. Caldwell remains the chairman of the Board and resigned as chairman of the audit committee of the Board (the “Audit Committee”). Effective with this change all aspects of the Company’s and InsPro Technologies, LLC’s operations are under Mr. Caldwell’s direction and oversight. The Company and Mr. Caldwell did not enter into an employment agreement in connection with his appointment, and Mr. Caldwell will receive an annual salary of $1.

Mr. Caldwell has served as one of our directors and as one of the co-chairman of the Board from April 2008 through November 24, 2009, and as our chairman since November 24, 2009. Mr. Caldwell founded Cross Atlantic Capital Partners, Inc. in 1999, and presently serves as its chairman and chief executive officer. He has served as a director at Rubicon Technology, Inc. since 2001 where he chairs the compensation committee; and at Diamond Management & Technology Consultants, Inc. (NASDAQ) from 1994 until its sale to PriceWaterhouse in 2010, and where he served as a member of their compensation committee, audit committee and as the lead director since 2006. Mr. Caldwell is a director and a member of the compensation and audit committees and chairman of the executive committee of Quaker Chemical Corporation (NYSE), and a member of the compensation committee and the board of Voxware, Inc., a supplier of voice driven solutions. Mr. Caldwell has been a director, chairman of the audit committee and member of the compensation committee of Lighting Gaming, Inc. since 2005. Mr. Caldwell has been a director and member of the audit committee of Fox Chase Bancorp, Inc. (Nasdaq: FXCB), a stock holding company of Fox Chase Bank, since October of 2014. Mr. Caldwell was a director of Kanbay International, Inc. from 1999 through 2007 when it was purchased by Capgemini. From 1996 to 1999, Mr. Caldwell was president and chief operating officer and a director of Safeguard Scientifics, Inc. Mr. Caldwell was a Certified Public Accountant in the State of New York.

On May 22, 2014, the Board granted warrants to purchase 1,140,000 shares of Series B Convertible Preferred Stock with a par value of $0.001 per share (“Series B Stock”) at an exercise price equal to $3.00 per share (the “Series B Warrants”) to the directors of the Company, including Mr. Caldwell. Mr. Caldwell assigned his warrants to The Co-Investment Fund II, L.P. Mr. Caldwell is the chairman and chief executive officer of Cross Atlantic Capital Partners, which is the general partner of Co-Invest Management II, L.P., which is the general partner of The Co-Investment Fund II, L.P., which is a stockholder owning more than 10% of the Company’s stock. The Series B Warrants are immediately exercisable, non transferrable and expire on May 22, 2019.

Mr. Anthony R. Verdi ceased being the CEO of the Company effective January 26, 2015. Mr. Verdi remains the Company’s chief financial officer and chief operating officer.

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Appointment of Vice Chairman of the Board

On January 26, 2015, in accordance with the Bylaws of the Company, the Board appointed Mr. Robert R. Oakes (56), who was previously the chief executive officer and president of InsPro Technologies, LLC, to be vice chairman of the Board. Mr. Oakes remains an executive officer of the Company as vice chairman, and founder of InsPro Technologies, LLC.

Appointment of the Chairman of the Audit Committee

On January 26, 2015, in accordance with the Bylaws of the Company, the Board appointed Mr. Sanford Rich (57), who is a member of Board and a member of the Audit Committee, to be chairman of the Audit Committee. Mr. Rich was the chairman of the Audit Committee prior to Mr. Caldwell.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	January 30, 2015	By:	/s/ Anthony R. Verdi
Name: Anthony R. Verdi Title: Chief Financial Officer and Chief Operating Officer

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